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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Misonix, Inc. pertaining to the Misonix, Inc. 1996 Employee Incentive Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan of our report dated August 1, 1997, except for the first paragraph of Note 7, as to which the date is September 9, 1997, with respect to the consolidated financial statements of Misonix, Inc. included in the Annual Report (Form 10-KSB) for the year ended June 30, 1997.


                                                          /s/ Ernst & Young LLP

Melville, New York
September 19, 1997